Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan
We consent to the incorporation by reference in a Registration Statement on Form S-8 (File Numbers 333-49609 and 333-112225) with respect to the KeyCorp 401(k) Savings Plan (the “Plan”) of our audit report dated June 25, 2010 with respect to the Plan’s financial statements and supplemental schedules, included in Form 11-K for the Plan’s years ended December 31, 2009 and 2008, and all references to our firm included in or made a part of the Registration Statement.
/s/ Meaden & Moore, Ltd
Cleveland, Ohio
June 25, 2010